UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2012

SafeStitch Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Suite 670, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2012, SafeStitch Medical, Inc. (the "Company") entered into a stock purchase agreement (the "Stock Purchase Agreement") with 35 investors (the "Investors") pursuant to which the Investors agreed to purchase an aggregate of 20,794,000 shares of the Company's common stock, par value $0.001 (the "Shares"), at a price of $0.40 per share. Among the Investors purchasing shares pursuant to the agreement were Frost Gamma Investments Trust ("Frost Gamma"), an entity controlled by Dr. Phillip Frost, the largest beneficial owner of the Company's common stock, Dr. Jane Hsiao, the Company's Chairman of the Board, Jeffrey Spragens, the Company’s President and Chief Executive Officer and Richard Pfenniger, a member of our Board of Directors. Frost Gamma and Dr. Hsiao each purchased 4,500,000 shares, Mr. Spragens purchased 250,000 shares, and Mr. Pfenniger purchased 125,000 shares.

A portion of the proceeds from the sale of Shares from the Investors will be used to pay off the balance of the Company’s $4.0 million Note and Security Agreement (the "Credit Facility") between the Company and The Frost Group and Mr. Spragens. The Frost Group is a Florida limited liability company whose members include Frost Gamma, Dr. Hsiao and Steven D. Rubin, a director. The Credit Facility provides $4.0 million in total available borrowings, consisting of $3.9 million from The Frost Group and $100,000 from Mr. Spragens. As of the execution of the Stock Purchase Agreement, the Company had indebtedness, including interest, of approximately $3.1 million under the Credit Facility, of which $3.0 million was owed to The Frost Group and $0.1 million was owed Mr. Spragens. The Credit Facility currently expires in June 2013 and following the payoff, will have the full $4.0 million available for borrowing by the Company.

The Company agreed to issue the Shares in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each Investor represented to the Company that such person was an "accredited investor" as defined in Rule 501(a) under the Act and that such Investor’s Shares were being acquired for investment purposes. The Shares will not be registered under the Act and will be "restricted securities" as that term is defined by Rule 144 under the Act and no registration rights have been granted.

The foregoing description of the Stock Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Stock Purchase Agreement, which is filed herein as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this current report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

On February 21, 2012, the Company issued a press release announcing the closing of the Stock Purchase Agreement and the issuance of the Shares. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information in Item 7.01 of this current report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Stock Purchase Agreement dated February 17, 2012.
99.1 Press Release dated February 21, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SafeStitch Medical, Inc.

February 21, 2012	By:	James J. Martin

Name: James J. Martin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement dated February 17, 2012
99.1	Press Release Dated February 21, 2012